Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Current Report on Form 8-K of Paymobile, Inc. of our report dated March 23, 2011, relating to the financial statements of Paymobile, Inc. as of and for the year ended December 31, 2010.

/s/ Paritz & Company P.A.

Hackensack, New Jersey
March 23, 2011